Exhibit 99.1
Interflora Holdings Limited
Financial statements
as of and for the year ended 31 May 2006

Interflora Holdings Limited
Annual report and financial statements
for the year ended 31 May 2006

Independent auditors’ report to the Board of Directors and Shareholders of Interflora Holdings Limited
We have audited the accompanying consolidated balance sheet of Interflora Holdings Limited and its subsidiaries as of 31 May 2006 and the related consolidated profit and loss account, consolidated cash flow statement and the notes to the financial statements for the year ended 31 May 2006, which have been prepared in accordance with accounting principles generally accepted in the United Kingdom. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Interflora Holdings Limited and its subsidiaries at 31 May 2006, and the results of their operations and their cash flows for the year ended 31 May 2006, in conformity with accounting principles generally accepted in the United Kingdom.
Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature of such differences is presented in Note 23 to the consolidated financial statements.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
East Midlands, England
October 9, 2006

Interflora Holdings Limited
Consolidated profit and loss account
for the year ended 31 May 2006

	Note	£’000

Turnover	1	63,233
Raw materials and consumables		(38,738)
Staff costs	4	(6,186)
Depreciation	9	(1,063)
Amortisation of goodwill	8	(823)
Other external charges		(10,883)

Operating profit	2	5,540
Income from shares in associated undertakings	10	335
Interest receivable	5	406
Interest payable	6	(1,583)

Profit on ordinary activities before taxation		4,698
Taxation on profit on ordinary activities	7	(1,429)

Profit for the financial year	16	3,269

All activity relates to continuing operations.
The group has no recognised gains and losses other than the profit above and therefore no separate statement of total recognised gains and losses has been presented.
There is no difference between the profit on ordinary activities before taxation and the profit for the year stated above, and their historical cost equivalents.

Interflora Holdings Limited
Consolidated balance sheet
as at 31 May 2006

	Note	£’000

Fixed assets
Intangible assets	8	15,375
Tangible assets	9	3,918
Investments	10	848

		20,141
Current assets
Stocks – goods for resale		40
Debtors	11	3,763
Cash at bank and in hand (including £334,000 of restricted cash)		9,134

		12,937
Creditors: amounts falling due within one year	12	9,216

Net current assets		3,721

Total assets less current liabilities		23,862
Creditors: amounts falling due after more than one year	13	(19,602)

Net assets		4,260

Capital and reserves
Called up share capital	15	300
Share premium account	16	431
Profit and loss account	16	3,529

Equity shareholders’ funds	20	4,260

These financial statements were approved by the Board on 9 October 2006.
/s/ S Richards
S. Richards
Director

Interflora Holdings Limited
Consolidated cash flow statement
for the year ended 31 May 2006

	Note	£’000

Net cash inflow from operating activities	17	8,230
Returns on investment and servicing of finance
Interest received		406
Interest paid		(1,368)

Net cash outflows from returns on investments and servicing of finance		(962)

Taxation paid		(1,186)

Capital expenditure and financial investment
Purchase of tangible fixed assets		(1,036)

Net cash outflow from capital expenditure and financial investment		(1,036)

Net cash inflow before financing		5,046

Financing
Loans repaid		(750)
Loan notes redeemed		(678)
Hire purchase and finance lease payments		(354)

Net cash outflow from financing		(1,782)

Increase in cash in the year	18	3,264

        Interflora Holdings Limited
        Notes to the financial statements
        for the year ended 31 May 2006
1	Accounting policies

Basis of accounting

The financial statements are prepared under the historical cost convention and in accordance with applicable United Kingdom Accounting Standards. A summary of the more important Group accounting policies follows.

Basis of consolidation

The consolidated profit and loss account and balance sheet include the financial statements of the Company and its subsidiary undertakings. The results of acquired undertakings are included in the consolidated profit and loss account from the date control passes. Intra-group sales and profits are eliminated on consolidation.

Goodwill and intangible assets

Goodwill arising on consolidation represents the excess of the fair value of the consideration given over the fair value of identifiable net assets acquired. Goodwill arising on acquisitions is carried forward as an asset and amortised over its estimated useful economic life of 20 years on a straight line basis.

The carrying values of fixed assets are reviewed for impairment where there is an indication that the assets might be impaired. First year impairment reviews are conducted for acquired goodwill and intangible assets. Impairment is determined by reference to the higher of net realisable value and value in use, which is measured by reference to discounted cash flows. Any provision for impairment is charged in the profit and loss account for the year.

Turnover

Turnover comprises one class of business and represents the income receivable from subscriptions, charges, levies and sales, principally in the UK. The Directors have considered the applicable accounting standard, Application Note G to Financial Reporting Standard 5, and consider that in respect of the risks and benefits relating to flower delivery orders, the Group acts as principal in respect of orders directly received from the customer and accordingly recognises the full income. In respect of orders taken by florists, only the processing fees are recognised in turnover as the Group acts as agent for these.

Tangible fixed assets

Tangible fixed assets are included at cost, less accumulated depreciation.

No provision for depreciation is made in respect of freehold land; buildings are depreciated at 2% per annum on a straight line basis.

Depreciation is provided on other fixed assets to write off the cost of the assets from the date of acquisition on a straight line basis over their estimated useful lives at the following annual rates:

Motor vehicles	–	25% – 33.3%
Fixtures and fittings	–	25%
Computer equipment	–	20% – 25%
It is the Group’s policy to capitalise software licences within tangible fixed assets and then write them off on a straight line basis over the period to which they apply.

        Interflora Holdings Limited
        Notes to the financial statements
        for the year ended 31 May 2006 (continued)
1	Accounting policies (continued)

Investments

Investments are held at cost and provision is made for any impairment in value.

Associates

Investments are equity accounted for as associates when the group is considered to have both a participating interest and to exercise significant influence over the operating policies. Interests in associates are shown in the Group financial statements at the Group’s share of the associates’ net assets. The Group’s share of the result after tax is accounted for in the consolidated income and expenditure account.

Leased assets and hire purchase contracts

Hire purchase contracts and finance leases in respect of assets where the group takes on substantially all the risks and rewards of ownership, are capitalised as fixed assets at the equivalent purchase price. Depreciation is provided over the shorter of the estimated useful life of the assets or the period of the agreement. The interest element of the lease charges is apportioned over the period of the agreement on the basis of the interest rate implicit in the agreement. Operating lease costs are charged on a straight line basis over the life of the lease.

Stocks

Stocks comprise goods held for resale and are stated at the lower of cost and net realisable value. Cost has been calculated on the “first in, first out” basis. Net realisable value comprises anticipated proceeds of sales less anticipated costs related thereto.

Deferred tax

Deferred taxation is provided on timing differences, arising from the different treatment for financial statements and taxation purposes of events and transactions recognised in the financial statements of the current and previous years. Deferred taxation is calculated at the rates at which it is estimated that will arise. Deferred taxation balances are not discounted.

Deferred taxation assets are recognised to the extent that it is regarded as more likely than not that there will be suitable taxable profits against which the deferred taxation assets can be recovered in future periods.

Pension costs

The Group operates a money purchase scheme and makes contributions ranging from 5% to 8% of pensionable salary per annum.

Foreign currencies

Assets, liabilities, revenues and costs denominated in foreign currencies are recorded at the rates of exchange ruling at the date of transaction; monetary assets and liabilities at the balance sheet date are translated at period end rates of exchange. Exchange differences thus arising are reported as part of the result for the period.

Loan issue costs

The initial issue costs incurred in obtaining loan finance are deducted from the loan liability and charged to the profit and loss account over the life of the loan in proportion to the outstanding liability.

        Interflora Holdings Limited
        Notes to the financial statements
        for the year ended 31 May 2006 (continued)
2	Operating profit

£’000

Operating profit is stated after charging:
Depreciation of owned tangible fixed assets	729
Depreciation of assets held under hire purchase contracts and finance leases	334
Amortisation of goodwill (note 8)	823
Operating lease rentals
- Land and buildings	45
- Other assets	153
Auditors’ remuneration – as auditors	30
- other services	30

3	Directors’ emoluments

Directors’ remuneration comprises

£’000

Emoluments	897
Pension contributions	42

939

The remuneration of the highest paid Director was:
Emoluments	234

Pension contributions	13

        Pension contributions were made to a money purchase scheme in respect of 5 Directors.

Interflora Holdings Limited

Notes to the financial statements for the year ended 31 May 2006 (continued)

4	Employee information

The average monthly number of persons including Directors employed by the Group during the year was 238.

Staff costs for the above persons were:

£’000

Wages and salaries	5,557
Social security costs	498
Other pension costs	131

6,186

5	Interest receivable

£’000

Interest receivable on bank deposits	406

6	Interest payable

£’000

Interest payable on:
Loans	(938)
Bank loans	(436)
Loan issue cost amortisation	(174)
Hire purchase and finance leases	(35)

(1,583)

Interflora Holdings Limited

Notes to the financial statements for the year ended 31 May 2006 (continued)

7	Taxation on profit on ordinary activities

The taxation charge is based on the profit on ordinary activities for the year and consists of:

£'000

Corporation tax charge at 30%
- current year	1,350
- prior periods	(245)
Share of associates’ tax charge	44

1,149
Deferred tax charge – origination and reversal of timing differences
- current year	260
- prior periods	20

1,429

The taxation assessed differs from the standard rate of corporation tax in the UK of 30%. The differences are explained below:

£’000

Profit on ordinary activities before taxation	4,698

Profit on ordinary activities at the standard UK corporation tax rate (30%)	1,409
Effects of:
Expenses not deductible for tax purposes including goodwill amortisation	301
Capital allowances for the period in excess of depreciation	(165)
Short term timing differences	(95)
Share of associates’ tax at less than 30%	(56)
Prior period adjustments	(245)

Corporation tax charge for the year	1,149

Interflora Holdings Limited

Notes to the financial statements for the year ended 31 May 2006 (continued)

8	Intangible assets

Goodwill on acquisition	£’000

Cost
At 31 May 2005 and 2006	16,457

Amortisation
At 31 May 2005	259
Charge for the year	823

At 31 May 2006	1,082

Net book value
At 31 May 2006	15,375

At 31 May 2005	16,198

Interflora Holdings Limited

Notes to the financial statements for the year ended 31 May 2006 (continued)
9	Tangible fixed assets

		Fixtures and
		fittings &
	Freehold	motor	Computer
	Property	vehicles	Equipment	Total
	£’000	£’000	£’000	£’000

Cost
At 31 May 2005	865	2,209	6,455	9,529
Additions	—	43	993	1,036
Disposals	—	—	(12)	(12)

At 31 May 2006	865	2,252	7,436	10,553

Accumulated depreciation
At 31 May 2005	119	2,167	3,298	5,584
Charge for the year	15	33	1,015	1,063
Disposals	—	—	(12)	(12)

At 31 May 2006	134	2,200	4,301	6,635

Net book value
At 31 May 2006	731	52	3,135	3,918

At 31 May 2005	746	42	3,157	3,945

Computer equipment includes assets held under hire purchase contracts and finance leases with a cost of £1,214,000 and accumulated depreciation of £836,000. Included within the cost of computer equipment is £1,276,000 on which depreciation has yet to commence relating to a major systems implementation which was still in progress at the year end. In addition, the £3,135,000 comprises net book value of £1,364,000 related to computer software costs and £1,771,000 related to computer hardware costs.

Interflora Holdings Limited

Notes to the financial statements for the year ended 31 May 2006 (continued)
10	Fixed asset investments
The following subsidiary undertakings have been included in the Group consolidation. All interests are held in the form of ordinary shares.

Name of undertaking	Principal area of activity	Country of incorporation

Interflora Group Limited	Intermediate holding company	Great Britain
Interflora British Unit*	Sale of flowers	Great Britain
Interflora Investments Limited*	Intermediate holding company	Great Britain

All subsidiaries were 100% owned by the Company (* indirectly). The above companies operate principally in their country of incorporation.

Investments in associates	£’000

IS Group plc
Share of net assets	653
Interflora, Inc.
Share of net assets/shares at cost	195

848

The investment in IS Group plc (formerly Interflora Services plc) is 162,500 ordinary shares of £1 each, representing 25% of the issued share capital. IS Group plc is registered in England and its principal activity is the development, distribution and merchandising of goods and services used by the Members of Interflora (FTDA) British Unit, an unincorporated association.
The accounts of IS Group plc for the year ended 15 June 2006 have not been published as of the date of signing these financial statements. In order to comply with the requirements of Financial Reporting Standard 9 “Associates and Joint Ventures” the net assets of IS Group plc have been included as of 15 December 2005, being the period end for which interim financial statements are publicly available. The group’s 25% share of IS Group plc’s disclosed net assets of £2,543,000 is accounted for above, the £653,000 being the sum of the investment in share capital and 25% of retained profits including dividends provided but not received.
The investment in Interflora, Inc., which is incorporated in the United States of America, represents 33.3% of its issued share capital. Previously no income was receivable from this source as any available reserves were to be utilised for the purposes of promoting world Interflora trade and because of this the Group’s share was not equity accounted. However, the Board now consider that Interflora, Inc. has taken on wider commercial activity and has profits available for distribution. The full share of assets is therefore now accounted for with £174,000 recognised in the year’s results. The accounts of Interflora, Inc. for the year ended 30 April 2006 show net assets of Euro 856,126 and a profit of Euro 72,044.

Interflora Holdings Limited

Notes to the financial statements for the year ended 31 May 2006 (continued)
11	Debtors

£’000

Amounts falling due within one year:
Trade debtors	1,750
Other debtors	988
Prepayments and accrued income	912
Deferred taxation	113

3,763

Deferred taxation asset

£’000

At 1 June 2005	393
Deferred tax charge in profit and loss account	(280)

Asset at end of year	113

Analysis of asset

£’000

Accelerated capital differences	113
Short term timing differences	—

113

Interflora Holdings Limited

Notes to the financial statements for the year ended 31 May 2006 (continued)

12	Creditors: amounts falling due within one year

£’000

Bank loan	1,198
Guaranteed loan notes	330
Trade creditors	3,491
Other taxation and social security	1,572
Amounts due to associated undertakings	683
Obligations under hire purchase contracts and finance leases	335
Corporation tax	274
Accruals and deferred income	1,333

9,216

The guaranteed loan notes receive the interest earned on the corresponding cash deposit maintained by the Company. They were redeemable at the holders’ request from 30 September 2005 and, if not redeemed before, by 14 February 2008.

13	Creditors: amounts falling due after more than one year

£’000

Bank loan	4,885
Other loans	14,717

19,602

The bank loan bore interest at 1.75% above base rates and was repayable by quarterly instalments commencing 31 August 2005 and ending 30 November 2011, and was secured by a floating charge.
The other loans comprised 12,648,374 unsecured A loan notes held by 3i investors and 2,824,413 unsecured B loan notes held by former Interflora members. Interest was payable at 6% and they were redeemable at par on 31 January 2013 or earlier at the Company’s option.
All loans have now been repaid as a result of the sale of the Group and new funding from the acquirer.
Other loans are stated net of issue costs of £757,000.

Interflora Holdings Limited

Notes to the financial statements for the year ended 31 May 2006 (continued)

13	Creditors: amounts falling due after more than one year (continued)

The bank loan is repayable:

£’000

Within one year	1,250
In one to two years	1,000
In two to five years	3,125
In more than five years	875

6,250

The bank loans are disclosed net of issue costs of £167,000.

14	Pension obligations

The Group operates defined contribution pension schemes for its employees. The assets of these schemes are held separately from those of the companies, in independently administered funds.

15	Called up share capital

		Nominal
	Number of	value
	shares	£’000

Authorised
A ordinary shares of 1 pence each	5,172,200	52
B ordinary shares of 10 pence each	1,374,870	137
C ordinary shares of 10 pence each	2,131,115	213
D ordinary shares of 10 pence each	160,335	16

		418

Allotted, called up and fully paid
A ordinary shares of 1 pence each	3,982,540	40
B ordinary shares of 10 pence each	1,374,870	137
C ordinary shares of 10 pence each	1,225,194	123

		300

Interflora Holdings Limited

Notes to the financial statements for the year ended 31 May 2006 (continued)
15	Called up share capital (continued)

The authorised share capital was altered by conversion of 160,335 C ordinary shares of 10 pence each in to 160,335 D ordinary shares of 10 pence. 35,602 C ordinary shares of 10 pence each were issued by way of a bonus issue during the year.

All shares are voting and have equal dividend rights. The B shareholders rights to capital and dividends can increase from 21% to a maximum of 27.63% depending on increases in the value of the Group.

Share options

Options were granted to employees over 151,843 D ordinary shares of 10 pence, exercisable at 60p per share in the event of a sale or listing or at the Company’s discretion, the proportion exercisable being dependent on the date of a sale or listing. The options lapse after 10 years.

16	Capital and reserves

	Called up	Share	Profit	Total equity
	share	premium	and loss	shareholders
	capital	account	account	funds
	£’000	£'000	£'000	£’000

At 31 May 2005	296	431	264	991
Profit for the year	—	—	3,269	3,269
New share capital issued	4	—	(4)	—

At 31 May 2006	300	431	3,529	4,260

17	Reconciliation of operating profit to net cash inflow from operating activities

£’000

Operating profit	5,540
Amortisation of goodwill	823
Depreciation	1,063
Increase in stocks	(40)
Decrease in debtors	1,006
Decrease in creditors	(162)

8,230

Interflora Holdings Limited

Notes to the financial statements for the year ended 31 May 2006 (continued)
18	Reconciliation of net cash flow to movement in net debt

£’000

Increase in cash in year	3,264
Loans and loan notes repaid	1,427
Cash outflow from hire purchase payments	354

Changes in net debt resulting from cash flows	5,045
Non-cash changes:
Loan issue cost amortisation	(174)

Movement in net debt in year	4,871
Net debt at 1 June 2005	(17,202)

Net debt at 31 May 2006	(12,331)

19	Analysis of net debt

	31			31
	May	Non-cash	Cash	May
	2005	movements	movements	2006
	£'000	£'000	£'000	£'000

Cash at bank and in hand	5,870	—	3,264	9,134
Bank loan	(6,772)	(61)	750	(6,083)
Other loans and loan notes	(15,611)	(113)	677	(15,047)
Hire purchase and finance leases	(689)	—	354	(335)

	(17,202)	(174)	5,045	(12,331)

Interflora Holdings Limited

Notes to the financial statements for the year ended 31 May 2006 (continued)
20	Reconciliation of movements in shareholders’ funds

£’000

Profit for the financial year	3,269
Opening shareholders’ funds	991

Closing shareholders’ funds	4,260

21	Financial commitments and contingent liabilities

At 31 May 2006 the Group was committed to make the following payments during the next year in respect of operating leases:

	Land and
	buildings	Other
	£’000	£’000

Expiring within one year	—	5
Expiring between two and five years inclusive	33	123

	33	128

At 31 May 2006 the Group was committed to capital expenditure of £150,000 not provided in the financial statements.

22	Ultimate controlling party

The directors consider that there was no one ultimate controlling party of the Company at 31 May 2006. The ultimate controlling party is now considered to be FTD Group, Inc. as a result of its acquisition of the company on 31 July 2006.

23	Summary of differences between U.K. and U.S. generally accepted accounting principles (‘GAAP’)

The accompanying consolidated financial statements of Interflora Holdings Limited (“IHL”) have been prepared in accordance with generally accepted accounting principles in the United Kingdom (“U.K. GAAP”). As a result, IHL’s financial statements may differ substantially from financial statements prepared in accordance with generally accepted accounting principles in the U.S. (“U.S. GAAP”). IHL is not required to prepare financial statements in accordance with US GAAP.

The following is a summary of certain differences between UK GAAP and US GAAP as of the dates of the IHL financial statements. The discussion below should not be taken as an exhaustive list of all differences in accounting, disclosure, presentation or classification that could affect the manner in which transactions or events are presented in the IHL financial statements. In addition, footnote disclosures under US GAAP (including disclosure of related party transactions) can be more extensive than those required under UK GAAP.

Interflora Holdings Limited

Notes to the financial statements for the year ended 31 May 2006 (continued)

Presentation of Financial Statements

There are a number of presentation differences between UK GAAP and US GAAP which affect the classification of amounts reported in the Consolidated Statement of Operations, Consolidated Balance Sheet and Cash Flow. Such differences include the following –
Statement of Operations

Under UK GAAP, IHL reports its consolidated profit and loss account to include costs related to raw materials and consumables, staff, depreciation, amortization of goodwill and other external expenses. Under US GAAP, expenditures must be presented by function. As such expenses would have been reclassified to be reported as cost of sales, selling and advertising, and general and administrative expenses.

Further, under UK GAAP, IHL recognizes clearinghouse fees on its ecommerce and telesales orders fulfilled by its member florists as a reduction in cost of goods sold. Under US GAAP, such fees could have been recognized as revenue.

Statement of Cash Flows

The consolidated statement of cash flows is presented under UK GAAP. There are certain differences from UK GAAP to US GAAP with regard to the classification of items within the cash flow statement and with regard to the definition of cash and cash equivalents. In accordance with UK GAAP, cash flows are separately presented for operating activities, returns on investments and servicing of finance, taxation, capital expenditures and financial investment, acquisitions and disposals, equity dividends paid, management of liquid resources and financing. In addition, cash includes overdrafts, excludes cash equivalents but includes Restricted Cash. Under US GAAP, cash flows are classified under operating activities (including cash flows from taxation and returns on investments and servicing of finance), investing activities and financing activities. Cash also includes cash equivalents with an original maturity of three months or less and would exclude overdrafts and Restricted Cash. Movements in Restricted Cash would be shown in investing activities.
Equity Based Compensation

Under UK GAAP, share based compensation requires a charge to the profit and loss account based on the intrinsic value at the date of the grant. Intrinsic value is calculated as the difference between the fair value of the related share at the date of grant and the exercise price. Under US GAAP historically the Company would have had the option to follow Accounting Principles Board Statement No. 25, Accounting for Stock Issued to Employees, which also allowed for the intrinsic value method of accounting.

Tax

UK GAAP requires full provision to be made for deferred tax assets and liabilities that arise from timing differences between the recognition of gains and losses in the financial statements and their recognition in the tax computation. Tax is provided based on substantially enacted rates. Deferred tax assets are recognized only to the extent that it is considered more likely than not that there will be suitable taxable profits from which the underlying timing differences can be deducted. Under US GAAP, deferred taxation is provided on all

Interflora Holdings Limited

Notes to the financial statements for the year ended 31 May 2006 (continued)

temporary differences between the financial statements carrying amounts of all existing assets and liabilities and their respective tax basis. Tax is provided based on enacted rates. Deferred tax is provided subject to a valuation allowance to reduce the deferred tax assets to the amount which more likely than not will be realized in the future tax returns.

Business Combinations

Under UK GAAP, business combinations are accounted for under the purchase method. When purchase accounting is applied, goodwill arising on the acquisition can be amortized over its useful life, normally not longer than 20 years. Intangible assets meeting the recognition criteria and acquired as part of a business combination are typically subsumed within goodwill as there is no requirement for separate recognition. Under US GAAP, SFAS No. 141 requires specific identification and accounting for tangible and intangible assets with the residual value allocated to goodwill. Goodwill and indefinite lived intangibles are not amortized but instead are tested for impairment at least annually. In 2005, IHL acquired Interflora British Unit. Had the transaction been recorded under US GAAP, certain intangible assets or other fair value adjustments may have been recorded. In addition, goodwill amortization would not have been recorded.

Interflora, Inc.

Under UK GAAP, IHL’s investment in Interflora, Inc. was historically accounted for using the cost method. In 2006, IHL recorded its investment under the equity method. Under US GAAP, investments in common stock are accounted for under Accounting Principles Board No. 18, The Equity Method of Accounting for Common Stock. Accordingly, under US GAAP, such investment would have been recorded under the equity method since inception. The equity method requires the investor to recognize its share of earnings or losses of an investee in the periods for which they are reported by the investee through the income statement.

Vacation Accrual

Under UK GAAP, an accrual for vacation time earned but not yet taken has not been recorded. Under US GAAP, following SFAS No. 43, Accounting for Compensated Absences, when specified criteria are met, vacation time should be accrued as it is earned.

24	Subsequent Event

On July 31, 2006, IHL was acquired by FTD Group, Inc., a U.S. based provider of floral services and products for approximately £66 million plus deal related costs. Following the closing of the transaction, IHL had no bank loans and other loans outstanding.